Exhibit 5
                                    ----------

         This exhibit contains the Subscription Agreement and excerpts from the Annex thereto pursuant to which SOFTBANK Holdings Inc. transferred the securities of Yahoo!, as described in Item 5(b) of Schedule 13D.

                                                    10 Langley Road, Suite 403
[SOFTBANK LOGO]          SOFTBANK HOLDINGS INC.     Newton Center, MA 02169-1971

                                                    Tel (617) 928-9300
                                                    Fax (617) 928-3301




                                                               December 31, 1998

SOFTBANK American Inc.
300 Delaware Avenue, Suite 900
Wilmington, DE 19801

Dear Sirs:

         We hereby subscribe to 100 shares of Common Stock, par value $1.00 per share, of SOFTBANK America Inc. for a purchase price of $10 per share.

         As an additional contribution to capital, we hereby assign and transfer to SOFTBANK America Inc. all our right, title and interest in the securities listed in Annex A hereto, free and clear of all liens, encumbrances, equities or claims.

         Please confirm your acceptance of the foregoing subscription and capital contribution by signing and returning the enclosed copy of this letter.


                                        SOFTBANK HOLDINGS INC.



                                        By:
                                           ------------------------
                                           Thomas Wright, Treasurer



SOFTBANK AMERICA INC.



By:
   -------------------------------
   Ronald D. Fisher, Vice Chairman

ASSETS TRANSFERRED TO SB AMERICA


       Company                         Amount      Securities        Cost (per S&C)      NBV @ 11/98
       -------                         ------      ----------        --------------      -----------

Ziff-Davis                             71,619,355  Common

                 [Information deleted]

E*Trade Group, Inc                     15,647,922  Common

GeoCities, Inc.                         7,056,086  Common

                 [Information deleted]                                    [Information deleted]

MessageMedia Inc.                      10,575,775  Common

                 [Information deleted]

Yahoo! Inc.                            29,632,564  Common

                 [Information deleted]

Cybercash, Inc.                           976,540  Common

                 [Information deleted]

                 [Information deleted]
